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                                                        Exhibit 10(i)
                                                        4/5/95


                     INDUSTRIAL LEASE AND OPTION

     This Lease, is executed this 17th day of April, 1995, by and between the City of Cedar Falls, Iowa, LESSOR, and Clay Equipment
Corporation, an Iowa corporation, with its principal office at 101 Lincoln Street, Cedar Falls 50613, LESSEE,

     WITNESSETH:

     WHEREAS, Lessor is the owner of the real property hereinafter described and has the lawful authority to lease the same for the purposes hereinafter described; and

     WHEREAS, Lessor is a corporation organized and existing under the laws of the State of Iowa, and as such is empowered to promote and solicit industrial and economic development projects as authorized and to make and execute leases, contracts and other instruments necessary or convenient for the exercise of its powers and purposes to acquire, whether by purchase, lease or otherwise, and to improve, maintain, equip and furnish one or more projects, including real and personal property deemed necessary in connection therewith, and to lease to others any of its projects and to charge and collect rent therefore; and

     WHEREAS, to finance a portion of this project hereinafter described, consisting of the hereinafter described real estate and a facility for the conduct of manufacturing operations, including the acquisition and construction of the facility, to be located on Lots 2 and 3, Cedar Falls Industrial Park, Phase VI, (the "Project"), the United States Department of Commerce Economic Development Administration (the "EDA") has authorized a Grant for Flood Relief Project Award No. 05-19-61126 (the "EDA Grant") to Lessor; and

     WHEREAS, pursuant to said Grant and the above powers, Lessor is authorized to enter into this Lease with Lessee, subject to the approval of the terms thereof by the EPA; and

     WHEREAS, pursuant to the foregoing recitals, Lessor and Lessee now enter into this Industrial Lease and Option;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements herein contained, LESSOR AND LESSEE HEREBY REPRESENT, COVENANT AND AGREE AS FOLLOWS:



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     1.     Lease of Premises.  Lessor does hereby lease and demise to
Lessee and Lessee does hereby hire and take as Lessee upon and subject to the terms and conditions herein set forth the tract of real property hereinafter described, together with all improvements and appurtenances thereto, located in Cedar Falls, Black Hawk County, Iowa, (hereinafter the "premises" or the "project"), to-wit:

     Lots 2 and 3, Cedar Falls Industrial Park, Phase VI in the
     City of Cedar Falls, Black Hawk County, Iowa.

     2. Term of Lease. (a) The initial term of the Lease (the "Lease Term") shall be a period of ten (10) years, commencing on the first day of the first month following completion of the improvements by the contractor, acceptance thereof by Lessor, and delivery of the premises to Lessee, and terminating on the last day of the one hundred twentieth (120th) month thereafter, both dates inclusive; subject to
(1) the limited right of termination by Lessor and other remedies for default as provided in Paragraph 7 hereof, and (2) the option for Lessee to renew this Lease for an additional period as provided in Paragraph 2(b) below.

            (b) The Lease Term may be renewed and extended by Lessor, at its option and subject to the review and approval by the United States Department of Commerce, Economic Development Administration (the "EDA"), as provided in the Special Terms and Conditions of the EDA Grant, for an additional period of five years. Lessor will not unreasonably withhold the lease extension option to Lessee. The rental amount for months one hundred twenty-one (121) through one hundred eighty (180) shall be no less than the current lease amount provided in Paragraph 3(a)(A) hereof nor shall it increase more than three percent (3%).

Lessor shall exercise such option to renew the Lease Term unless Lessee is in default and has failed to cure such default as provided in Paragraph 7 hereof by the time of expiration of the Lease Term. If Lessor intends not to renew the Lease, Lessor shall give not less than 180 days' prior written notice to Lessee of its intention not to so renew.

            (c) Lessee will have the option to purchase said property upon expiration of the lease extension referenced in Paragraph 2(b) subject to those conditions provided in Paragraph 6 hereof.

     3. Rental Amounts. (a) Lessee shall pay Lessor, as a rental fee the aggregate of the following amounts commencing on the first day of the first month following the issuance of an Occupancy Permit by
City:

     (A) Monthly Lease Payments at the rate of sixteen thousand seven hundred twenty-two dollars and no cents ($16,722.00) during the initial one hundred twenty (120) months of the term of the Lease.


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     (B)    If the Lease Term is renewed by Lessor as provided in
Paragraph 2(b) hereof, lease payments for months one hundred twenty-one
(121) through one hundred eighty (180) shall be no less than the current lease amount provided in Paragraph 3(a)(A) hereof nor shall it increase more than three percent (3%).

     (2) A late payment penalty of three percent (3%) of the applicable Monthly Lease Payment as stated above in the event such Payment is not made by Lessee within five days after the due date thereof.

     (3) All other payments of whatever nature which Lessee has agreed to pay or assume hereunder.

            (b) The obligations of Lessee to make the foregoing Lease Payments on or before the date the same become due and to perform all of its other obligations, covenants and agreements hereunder shall be absolute and unconditional, without notice or demand, and without abatement, deduction, set-off, counterclaim, recoupment or defense or any right of termination or cancellation arising, and, except as may be otherwise expressly provided herein, notwithstanding any damage to or loss, theft or destruction of the Project or any part thereof, any failure of consideration or frustration of commercial purpose, or any change in Lessor's legal organization or status.

            (c) Nothing in this Lease shall be construed to release Lessor from the performance of any agreement on its part herein contained or as a waiver by Lessee of any rights or claims which Lessee may have against Lessor under this Lease or otherwise, but any recovery upon such rights and claims shall be had from Lessor separately, it being the intent of this Lease that Lessee shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease (including the obligation to make Lease Payments). Lessee may, however, at its own cost and expense and in its own name or in the name of Lessor, prosecute or defend any action or proceeding or take any other action involving third persons which Lessee deems reasonably necessary in order to secure or protect its right of possession, occupancy and use of the Project, and in such event Lessor hereby agrees to cooperate fully with Lessee and to take all action necessary to effect the substitution of Lessee for Lessor in any such action or proceeding if Lessee shall so request.

     4.     Lessor's Covenants.  Lessor covenants and agrees:

            (a) That Lessor owns the premises and has good and legal right to lease said premises to Lessee and that Lessor will put Lessee in possession thereof, and, so long as Lessee pays the Lease Payments and Additional Payments hereby reserved and observes and performs the several covenants, stipulations and agreements provided on Lessee's part, Lessee shall peaceably hold and enjoy the demised premises during the term hereof without any interruption by Lessor or by any person rightfully claiming under Lessor;

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            (b)     That Lessee may, at its sole cost and expense, make
other such additions, changes and alterations in and to any part of the premises as Lessee from time to time may deem necessary or advisable, subject to the express conditions set forth in Paragraph 5 hereof;

            (c) That Lessee, notwithstanding the provisions of Paragraph 5(e) hereof, shall have the right to contest any mechanic's or other similar lien filed against or upon the described premises if within the 30-day period referred to in said Paragraph 5(e) hereof it notifies Lessor in writing of its intention to do so and, if requested by Lessor, deposits with Lessor a bond (or other reasonably acceptable security) in favor of Lessor, with a surety company reasonably acceptable to Lessor as surety, in the penal sum of at least the amount of the lien claim so contested plus an additional amount equal to interest thereon for six months at the current statutory rate of interest, indemnifying and protecting Lessor from and against any liability, loss, damage, cost and expense of whatever kind or nature growing out of or in any way connected with said asserted lien in the contesting thereof, but all on the condition that Lessee diligently prosecute such contest, at all times effectively stay or prevent any official or judicial sale of the premises, or any part thereof or interest therein, under execution or otherwise, and pay or otherwise satisfy any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procure record release or satisfaction thereof;

            (d) That any part of the structure and any fixtures paid from funds of Lessor shall remain the property of Lessor. Lessee shall have the right to remove from the premises any and all machinery, equipment and fixtures owned by or paid for by Lessee, provided, however, that Lessee shall repair any physical damage to Lessor's property caused by the removal of any such machinery, equipment or fixtures;

            (e) That Lessee shall have the right, in its or Lessor's name, to contest the validity or amount of any imposition, as defined in Paragraph 5(o) hereof, which Lessee is required to bear, pay and discharge pursuant to the terms of this Lease, by appropriate legal proceedings instituted, at least ten (10) days before the imposition complained of becomes delinquent, but only if and provided that Lessee, before instituting any such contest, gives Lessor written notice of its intention so to do and, if requested in writing by Lessor, deposits with Lessor a bond (or other reasonably acceptable security) in favor of Lessor, with a surety company reasonably acceptable to Lessor as surety, in a penal sum of at least the amount of the imposition so contested plus an additional amount equal to interest thereon for six months at the current statutory rate of interest, conditioned upon the payment, if so adjudged, of the contested imposition, together with all interest and penalties accruing thereon and costs of suit, if any, and provided further that Lessee diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale therefore, under execution or otherwise, and promptly pays any final judgment enforcing the imposition so contested, and thereafter promptly secures record release or satisfaction

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thereof; and provided further that Lessee hold Lessor whole and harmless from any costs and expenses Lessor may incur related to any such contest;

            (f) That Lessor is authorized to (i) enter into this Lease and perform its obligations hereunder, and (ii) grant Lessee the option to purchase the premises as set forth herein;

            (g) That Lessor will not transfer or encumber the premises or impose any new restrictions on the premises without Lessee's prior written consent; and

            (h) That Lessor will construct the building and improvements on the premises in accordance with the plans, specifications and standards necessary for Lessee to continue its operations, and approved by Lessee and the EDA.

            (i) To bear, pay and discharge, before the delinquency thereof, all taxes and assessments, general and special, if any, which may be lawfully taxed, charged, levied, assessed or imposed upon or against or be payable for or in respect of the demised premises, or any part thereof, or any improvements at any time thereon or Lessee's interest therein or under this Lease, including any new lawful taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now or heretofore customarily levied against said premises or against comparable real property in general, and further including all water and sewer charges, assessments, and other governmental charges and impositions whatsoever, foreseen or unforeseen.

     5.     Lessee's Covenants.  Lessee covenants and agrees:

            (a) To pay the Lease Payments at the time and in the manner herein provided to Lessor or Lessor's order at such place as may from time to time be reasonably designated by Lessor;

            (b) To assume full responsibility for all maintenance, upkeep, repair, replacement and improvement of any and all buildings, improvements, machinery, equipment, fixtures and appurtenances of any type now or hereafter located upon said property, and for the care and maintenance of all exterior and unimproved portions thereof: and to hold Lessor harmless from any responsibility or liability therefore of any type whatsoever;

            (c) To make no additions, changes or alterations in and to any part of the premises, and improvements thereon, which will adversely affect the structural strength of any part of the same or which would change the character of said premises and improvements so that the premises would not constitute a "facility" as defined in Iowa law. All additions, changes and alterations made by Lessee, upon said conditions, shall (i) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (ii) when commenced, be prosecuted to completion with

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due diligence, and (iii) when completed, be deemed a part of the premises; provided, however, that additions of machinery, equipment and fixtures to the premises by Lessee, the cost of which is financed totally by funds of Lessee independent of any nonfinancing therefore now or hereafter provided by Lessor, and not constituting repairs, renewals or replacements of items owned by Lessor at the time of execution of this lease;

            (d) Not do or permit others under its control to do any work in or about the premises or related to the repair, rebuilding, restoration, replacement, alteration of or addition to the premises, or any part thereof, unless Lessee shall have first procured and paid for all requisite municipal and other governmental permits and authorizations. All such work shall be done in good and workmanlike manner and in compliance with all applicable building, zoning and other laws, ordinances, governmental regulations and requirements, and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried hereby;

            (e) Not do or suffer anything to be done whereby the premises, or any part thereof, may be encumbered by any mechanic's or other similar lien, and if, whenever and as often as any mechanic's or other similar lien is filed against the premises, or any part thereof, purporting to be for or on account of any labor done or materials or services furnished in connection with any work in, on or about the premises done by, for, or under the authority of Lessee, Lessee shall discharge the same of record within thirty (30) days after the date of filing or provide security therefore which is reasonably acceptable to Lessor. Lessee hereby acknowledges and gives notice to all other parties that Lessor does not authorize or consent to and shall not be liable for any labor or materials furnished Lessee or anyone claiming by, through, or under Lessee upon credit, and that no mechanic's or other similar lien for any such labor, services or materials shall attach to or affect the reversionary or other estate of Lessor in and to the premises or any part thereof;

            (f) If at any time during the term of this Lease the demised premises or any part thereof is damaged or destroyed by fire or other casualty, to proceed with due diligence to repair, restore, rebuild or replace said damaged or destroyed portion thereof to as good condition as it was in immediately prior to such damage and destruction, subject to such alterations as Lessee may elect to make as otherwise permitted herein. Before commencing the work of repairing, restoring, rebuilding or replacing the improvements as above provided, there shall be delivered to Lessor performance and labor and material payment bonds with respect to such work and in the full amount of the contract covering such work made by the person which contracts to do such work as principal and a surety company or companies reasonably satisfactory to Lessor as surety and in form satisfactory to Lessor. Said bonds shall name Lessor and Lessee as joint obligees. In the event that any such damage or destruction occurs, all of the insurance monies collected or payable on account of such damage or destruction on or under the policy or policies of insurance maintained by Lessee pursuant to the requirements hereof shall be payable jointly to Lessor and

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Lessee as their interests appear, and thereafter endorsed by such other parties to Lessee and to the person or persons performing such work or providing materials therefore upon receipt by Lessor, from time to time, of certificates signed by both Lessee and an architect or engineer selected by Lessee and reasonably approved in writing by Lessor (i) requesting payment of a specified amount of such funds and directing to whom such amount shall be paid; (ii) stating that the amount requested either has been paid by Lessee or is justly due to contractors or other persons who have performed the work or provided necessary materials in the repair and rebuilding of the premises and improvements, and briefly describing such work and materials, and stating that the requested amount does not exceed the fair value of such work or materials; (iii) stating that, except for the amounts if any stated in said certificate, there are no outstanding indebtedness which are then due and payable for labor, wages, materials, supplies or services in connection with the repair or rebuilding of the damaged improvements which, if unpaid, might become the basis of a mechanic's or other similar lien upon the premises or any part thereof; and (iv) stating that no part of the several amounts paid or due, as stated in said certificate, has been or is being made the basis for the withdrawal of any monies in any previous or then pending application pursuant to this Paragraph. All insurance monies not required to be used for such purposes shall, upon receipt by Lessor of a certificate by said architect or engineer that the work has been completed and that no liens exist, become the property of Lessee. If the insurance monies so collected by the Lessee are insufficient in amount to pay in full the cost of all repairs, restorations, rebuilding and replacements of said damaged or destroyed improvements, Lessee shall provide and furnish all other monies necessary to complete fully all such repairs, restorations, rebuilding and replacements;

            (g) Anything in this Lease to the contrary notwithstanding, that Lessor shall have the right at any time and from time to time to withhold payment of endorsement of all or any part of the insurance monies to Lessee, as generally provided in Paragraph 5(f) hereof, in the event (i) Lessee is then in default in the payment of rent or other charges as provided herein, (ii) Lessor has given notice to Lessee of any other default on Lessee's part under this Lease, or
(iii) an act of default as described in Paragraph 7 hereof has occurred. In the event Lessee shall cure the defaults specified above or such defaults cease to exist, Lessor shall make such payments from the insurance monies to Lessee in accordance with the provisions of this Lease; provided, however, that if this Lease is terminated or Lessor otherwise re-enters and takes possession of the premises without terminating this Lease under the provisions of Paragraph 7 hereof, Lessor may itself use such insurance monies for the payment of the reasonable and necessary charges of such persons providing work and materials for the repairs, restoration, rebuilding and replacements of the damaged improvements;

            (h) That the real property and all buildings, improvements and fixtures located thereon at the time of execution of this Lease, and all work and materials on the buildings and improvements, and anything under this Lease which becomes, is deemed to be, or constitutes a part of said premises and the manufacturing facility

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thereon, and said manufacturing facility as repaired, rebuilt, rearranged, restored or replaced by Lessee under the provisions of this Lease, except as otherwise specifically provided herein, shall be and remain or become immediately when erected or installed, as the case may be, the absolute property of Lessor to the same extent as if the same had been erected or installed prior to the execution of this Lease, subject only to the express provisions of this Lease and as otherwise noted in Paragraph 4(b), provided that no machinery or equipment or other non-fixture personal effects of the Lessee purchased and installed on the premises by Lessee and no part of which is paid for from funds of Lessor or from the EDA Grant shall be deemed part of the premises;

            (i) To keep and preserve the demised premises free from nuisance and not permit the use of the same or any part thereof for other than industrial or manufacturing purposes as described herein for the Project; and not permit the same to be used for any purpose forbidden by law, ordinance or regulation, or for any purpose which would be in violation of the Special Terms and Conditions or the General Terms and Conditions of the said EDA Grant, including the governmental regulations referred to therein, all of which terms and conditions are hereby incorporated by reference;

            (j) To pay all utility charges incurred in respect of the premises and Lessee's occupation thereof, and if not paid in due time and if paid by Lessor at Lessor's sole option, to reimburse Lessor for such amounts paid, including late charges, plus interest thereon at the highest lawful rate in the State of Iowa.

            (k) Not to sublet or assign Lessee's interest or any part thereof in this Lease or the demised premises without the prior written consent of Lessor, which said consent shall not be unreasonably withheld; and not to alienate or permit to be alienated its interest in the demised premises (which shall be deemed to include but not limited to the sale, lease, rent, option or mortgage thereof, provided, however, that Lessee shall have the absolute right to assign Lessee's interest in the lease to any corporation or other entity in connection with any acquisition of substantially all of the assets of Lessee, acquisition of 80% or more of the stock of Lessee or in connection with any merger involving Lessee; subject to approval by the United States Department of Commerce Economic Development Administration; which consent shall not be unreasonably withheld;

            (l) Not to allow trash, refuse, waste material or garbage to accumulate or remain on the premises and to deposit the same in appropriate containers and arrange for the removal thereof periodically as required by law or ordinance;

            (m) Not to initiate any proceedings of any kind whatsoever to dissolve or liquidate Lessee or its corporate status without securing the prior written consent thereto of Lessor;


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            (n)     To permit Lessor or Lessor's agents to enter the
premises at any reasonable time after giving reasonable notice during normal business hours for the purpose of inspection for conformity to the express requirements of this Lease or making repairs to the premises or to show to prospective purchasers or tenants, subject to the express conditions hereof, and at other times upon reasonable notice to lessee;

            (o) To maintain at all times during the term of this Lease public liability insurance (including coverage for all losses whatsoever arising from the ownership, maintenance, operation or use of any automobile, truck or other motor vehicle), under which Lessor shall be named as an additional insured, properly protecting and indemnifying Lessor in an amount not less that $500,000 for injury, including death, to any one person, not less than $1,000,000 for personal injuries, including death, in any one accident or occurrence, and not less than $500,000 for property damage in any one accident or occurrence. Said policy or policies of insurance shall contain a provision that such insurance may not be cancelled by the issuer thereof with not less than thirty (30) days' advance written notice to Lessor and Lessee. Such policy or policies or copies or certificates thereof shall be furnished to Lessor on a current basis at all times during the term of this Lease;

            (p) To keep the demised premises, and all buildings and improvements thereon, insured against loss or damage by fire, lightning and all other risks covered by the extended coverage insurance endorsement then in use in the State of Iowa in an amount equal to the full insurable value thereof, with such insurance company or companies authorized to do business in the State of Iowa as may be selected by Lessee and reasonably approved in writing by Lessor, and against loss or damage by water risks as and when and in such amounts as such insurance is obtainable and generally carried by owners of industrial and manufacturing plants in Iowa. The term "full insurable value" shall mean, to the maximum extent possible, the full actual replacement cost of all improvements on the premises. At all times during the term of this Lease, originals or copies of certificates of the policies provided for in this Paragraph, each bearing notations evidencing payment of the premiums or other evidence of such payment satisfactory to Lessor, shall be delivered by Lessee to Lessor. All policies of such insurance, and all renewals thereof, shall name Lessor and Lessee as insureds as their respective interests may appear and shall contain a provision that such insurance may not be cancelled by the insurer thereof without at least thirty (30) days' written notice to Lessor and Lessee. The proceeds of any such policies shall be used an applied in the manner and to satisfy the various obligations set forth in this Lease;

            (q) That this Lease is intended to be a net lease and that the payment of Lease Payments as provided herein is in addition to all other obligations imposed herein upon Lessee;

            (r) If default be made in the payment of Lease Payments or any part thereof or of any other payment required to be made to Lessor by the terms hereof, on

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the date due, and after the expiration of all applicable cure periods, or if this Lease is terminated by any method herein provided, to quit and surrender to Lessor or Lessor's agents peaceful possession of the premises upon demand for possession for nonpayment of Lease Payments as aforesaid or upon the effective date of termination after notice thereof, whichever is applicable; and in the event of Lessee's failure to surrender possession as aforesaid, or if the premises become vacant during the term of this Lease, then Lessor may at any time thereafter resume possession thereof by any lawful means, and remove Lessee and Lessee's effects by self-help or proceedings for possession or unlawful detainer, or otherwise, and in any such event Lessee shall pay all costs and attorneys' fees incurred by Lessor in regaining possession and/or asserting Lessor's rights under this Lease; and

            (s) At the termination of this Lease, by whatever method herein provided, to surrender peaceful possession of said premises in as good condition as the same were received, usual wear and tear and providential destruction excepted.

     6. Option to Purchase. Lessor hereby grants to Lessee the limited right to purchase the Project and the above described property and appurtenances at any time prior to the expiration of one month after the expiration of the original Lease Term plus the five (5) year renewal of said lease, upon the terms and conditions hereinafter set forth:

            (a) The purchase price for said Project shall be ONE MILLION TWO HUNDRED EIGHTY-FIVE THOUSAND NINE HUNDRED FIFTY-FIVE DOLLARS AND NO CENTS ($1,285,955.00); plus (1) any other sums or expenses of any type in connection with said property which have or had accrued to the account of Lessee or were otherwise properly payable by Lessee according to the terms of this Lease but were for any reason paid by Lessor; plus (2) the total of all reasonable costs and expenses incurred or to be incurred by Lessor in the closing of such sale to Lessee, excluding Lessor's legal fees, but including but not limited to the cost of all title examinations and title insurance and other reasonable and necessary closing expenses. Said total sum, determined as provided in this Paragraph, shall be paid in full and in cash or by cashier's check on the date of closing of said purchase.

            (b) This option shall be in effect for the term of this Lease, including any renewal or extension thereof, and for one month thereafter. Notice of election by Lessee to exercise this option shall be in writing delivered or mailed as provided in Paragraph 8 hereof so to reach Lessor prior to the time of expiration of this option. As long as notice of exercise is given prior to expiration of the option, closing may occur after said expiration.

            (c) In the event this option is so exercised by Lessee, Lessor shall, within thirty (30) days thereafter, provide to Lessee a commitment for the issuance of title insurance, certified to the date of Lessee's said notice, showing marketable title

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to the premises to be vested in Lessor, according to the Title
Examination Standards of the Iowa Bar, free and clear of all liens and encumbrances of record, except any encumbrances which may be satisfied in full by Lessor on or before the date of closing, and except for the special exceptions, if any, noted in Paragraph 1 of this Lease, and except for any lien or encumbrance placed or suffered to be placed upon the premises by Lessee after the date of this Lease, and except for any other lien or encumbrance otherwise permitted or required according to the terms of this Lease, and except for the lien for any taxes thereon which may attach or may have attached after the date of this Lease. Lessee shall thereafter have a period of fifteen (15) days to examine said commitment and to determine if defects are noted therein in the title of Lessor. If defects are found to exist in the title of Lessor which prevent absolute compliance with the requirements of this Paragraph, then Lessor shall at Lessor's expense obtain the removal or correction of any such noted defect, if the same can be done within six months after being so noted. If defects of title are noted which are not capable of correction or removal within such six month period, then Lessee shall have the option of avoiding the obligation to purchase, or of completing the purchase of said premises, with reduction in the price therefore by an amount sufficient to remedy such defect in title or to compensate Lessee for the reduction in value of the premises attributable to such defect, as Lessee may determine.

            (d) The property shall be conveyed by special corporate warranty deed, properly executed and acknowledged by officials of Lessor and delivered to Lessee, free and clear of all liens and encumbrances except as provided herein.

            (e) In the event of exercise of this option by Lessee, the sale and conveyance of said property shall be closed at the office of Lessor in Cedar Falls, Iowa, on the tenth business day immediately following expiration of the time granted to Lessee for examination of said commitment, or on the tenth business day immediately following the correction of noted defects of title by Lessor, or upon the tenth business day immediately following Lessee's notification to Lessor or Lessee's intention to waive any noted defects in title, as the case may be. At the time of closing, all papers, documents and final payments provided herein shall be exchanged between the parties. Lessee shall at said time be given full and absolute possession of said premises, without further interference or claim of Lessor or any person claiming through Lessor.

            (f) If this Option is not exercised by notice in writing as provided above prior to midnight on the appropriate day of expiration of the same, said Option shall be of no further force or effect, and the consideration paid therefore shall be retained by Lessor. Proof of expiration of this Option without exercise by Lessee may be made by recording of Lessor's affidavit, reciting the failure of Lessee to exercise said Option and to complete the purchase of said property in the manner provided herein and further reciting the expiration of said Option, and by recording of the receipt issued by the United States Postal Service as proof of mailing by certified mail of a copy of such affidavit at least ten days prior to the date of recording the same. Proof of actual receipt of such affidavit by Lessee shall not be required.

     7. Events of Default. (a) If any one or more of the following events shall occur and be continuing, it is hereby defined as and declared to be and to constitute an Event of Default of "default" hereunder:

               (1) Default in the due and punctual payment of any Lease Payment by Lessee pursuant to Paragraph 3 hereof, including applicable late payment penalty or penalties, which default shall continue for five (5) days after Lessor has given Lessee written notice specifying such nonpayment; or

               (2) Default in the due observance or performance of any other covenant, agreement, obligation or provision of this Lease, or for the applicable provisions of the Special Terms and Conditions or General Terms and Conditions of said EDA Grant, on Lessee's part to be observed or performed, and such default shall continue for 60 days after Lessor has given Lessee written notice specifying such default or such longer period as shall be reasonably required to cure such default; provided that (1) Lessee has commenced such cure within said 60-day period, and (2) Lessee diligently prosecutes such cure to completion; or

               (3) Lessee shall (i) admit in writing its inability to pay its debts as they become due; or (ii) file a petition in bankruptcy or for reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code as now or in the future amended or any other similar present or future Federal or State statute or regulation, or file a pleading asking for such relief; or (iii) make an assignment for the benefit of its creditors; or (iv) consent to the appointment of a trustee, receiver or liquidator for all or a major portion of its property or shall fail to have vacated or set aside the appointment of any trustee, receiver or liquidator which was made without Lessee's consent or acquiescence; or
(v) be finally adjudicated as bankrupt or insolvent under any Federal or State law; or (vi) be subject to any proceedings, or suffer the entry of a final and nonappealable court order, under any Federal or State law, appointing a trustee, receiver or liquidator for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the United States Bankruptcy Code, as now or in the future amended, which order or proceeding, if not the subject of Lessee's consent, shall not be dismissed, vacated, denied, set aside or stayed within 60 days after the day of entry or commencement; or (vii) suffer a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property, and such writ or warrant of attachment or any similar process is not contested, stayed or released within 60 days after the final entry, or levy after any contest if finally adjudicated or any stay is vacated or set aside; or

               (4)  Lessee shall vacate or abandon the Project; or

               (5) Violation of any provision, or commission or omission of any act which causes or constitutes a violation of any provision, of the Special Terms and Conditions or General Terms and Conditions of said EDA Grant, if not timely cured to the satisfaction of the EPA.

            (b) If any Event of Default specified in Paragraph 7(a) hereof shall have occurred and be continuing, then Lessor may, at Lessor's election, then or at any time thereafter, and while such default shall continue, take any one or more of the following actions:

               (1) Cause all Lease Payments for the remainder of the Lease Term to become due and payable; or

               (2) Give Lessee written notice of intention to terminate this Lease on a date specified in such notice, which date shall not be earlier than 30 days after such notice is given, and if all defaults have not then been cured, on the date so specified, Lessee's rights to possession of the Project shall cease and this Lease shall thereupon be terminated, and Lessor may reenter and take possession of the Project; or

               (3) Without terminating this Lease, reenter the Project or take possession thereof pursuant to legal proceedings or pursuant to any right of self-help or notice provided for by law, and having elected to reenter or take possession of the Project without terminating this Lease, Lessor shall use reasonable diligence to relet the Project, or parts thereof, for such term or terms and at such rental and upon such other provisions and conditions as Lessor may deem advisable, with the right to make alterations and repairs to the Project, and no such reentry or taking of possessing of the Project by Lessor shall be construed as an election on Lessor's part to terminate this Lease, and no such reentry or taking of possession by Lessor shall relieve Lessee of its obligation to pay Lease Payments or Additional Payments (at the time or times provided herein), or of any of its other obligations hereunder, all of which shall survive such reentry or taking of possession, and Lessee shall continue to pay the Lease Payments specified herein until the end of the Lease Term, whether or not the Project shall have been relet, less the net proceeds, if any, of any reletting of the Project after deducting of all of Lessor's reasonable expenses of or in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, expenses of employees, alteration costs and expenses of preparation for reletting.

            Having elected to reenter or take possession of the Project without terminating this Lease, Lessor may, by notice to Lessee given at any time thereafter while Lessee is in default in the payment of Lease Payments or in the performance of any other obligation hereunder, elect to terminate this Lease on a date to be specified in such notice, which date shall be not earlier than 30 days after reentry under

Subparagraph (b)(3) above, and if all defaults shall not have then been cured, on the date so specified this Lease shall thereupon be terminated. If in accordance with any of the foregoing provisions of this Paragraph 7 Lessor shall have the right to elect to reenter and take possession of the Project, Lessor may enter and expel Lessee and those claiming through or under Lessee and remove the property and effects of both either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or for preceding breach of covenant. Lessor may take whatever action at law or in equity which may appear necessary or desirable to collect rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of Lessee hereunder.

            Notwithstanding any of the foregoing, if Lessor elects to reenter or take possession of the Project and relet the same, in such reletting Lessor shall not adversely affect any grant or loan made to Lessor, the City of Cedar Falls, Iowa, by the United States Department of Commerce Economic Development Administration, by Flood Relief Project Award No. 05-19-61126.

            (c) Lessee covenants and agrees with Lessor that Lessee's obligations hereunder shall survive the cancellation and termination of this Lease, for any cause, and that Lessee shall continue to make the Lease Payments required hereunder and perform all other obligations specified herein, all at the time or times provided herein; provided, however, that upon the payment of all Lease Payments required hereunder, Lessee's obligations under this Lease shall thereupon cease and terminate in full.

            (d) The rights and remedies reserved by Lessor and Lessee hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. Lessor and Lessee shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions hereof, notwithstanding availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

            (e) No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by Lessee of any covenant, agreement or undertaking by Lessee, Lessor may nevertheless accept from Lessee any payment or payments hereunder without in any way waiving Lessor's right to exercise any of its rights and remedies as provided herein with respect to any such default or defaults of Lessee which were in existence at the time when such payment or payments were accepted by Lessor.

            (f) In the event either party should default under any of the provisions hereof and the other party should employ attorneys or incur other expenses for the collection of the Lease Payments or the enforcement of performance of any obligation or agreement on the part of the defaulting party, the defaulting party will on demand pay to the non-defaulting party the reasonable fee of such attorneys and such other expenses so incurred.

            (g) If Lessee shall fail to make any payment or to keep or perform any of its obligations as provided herein, then Lessor may (but shall not be obligated so to do) upon the continuance of such failure on Lessee's part for 60 days after notice of such failure is given Lessee by Lessor, and without waiving or releasing Lessee from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by Lessor and all necessary incidental costs and expenses incurred by Lessor in performing such obligations shall be deemed Additional Payments and shall be paid be Lessee to Lessor on demand, and if not so paid by Lessee, Lessor shall have the same rights and remedies provided for in Paragraph 7(b) hereof in the case of default by Lessee in the payment of Lease Payments.

     8.     Administrative and Compliance Requirements.

            (a) The Lessee shall maintain books, records, documents and other evidence pertaining to all costs and expenses incurred and revenues acquired under this Agreement.

            (b) Audit and Inspection. At any time during normal business hours and as frequently as is deemed necessary, the Lessee shall make available to the Lessor and the Economic Development Administration or their agents for their examination, all of its records pertaining to all matters covered by this Agreement and permit these agencies to audit, examine, make excerpts, or transcripts from such records, contract, invoices, payrolls, personnel records, conditions of employment, and all other matters covered by this Agreement.

            (c) Retention of Records. All records in the possession of the Lessee pertaining to this Agreement shall be retained by the Borrower for a period of three (3) years beginning with the date upon which this Agreement is issued. All records shall be retained beyond the three year period if audit findings have not been resolved within that period or if other disputes have not been resolved.

            (d) Civil Rights Provision. Lessee will comply with all applicable Civil Rights provisions.

     9.     Mutual Covenants.  It is mutually agreed:

            (a) That any notice provided for herein may be given to the party entitled thereto by personal service or by certified mail addressed as follows:

     To Lessor:                    To Lessee:
          Mayor                         Chief Executive Officer
          City of Cedar Falls           Clay Equipment Corporation
          220 Clay Street               ---- Savannah Park Road
          Cedar Falls, Iowa 50613       Cedar Falls, Iowa 50613

and

            (b) That this Lease shall be binding upon the parties hereto and their successors and assigns, subject to the restrictions herein contained as to subletting or assignment by Lessee;

            (c) That the terms and conditions of this Lease, including but not limited to the Lease Term, the Monthly Lease Payments, and the option to purchase the premises, are subject to the review and approval by the EDA, as provided in the Special Terms and Conditions of the EDA Grant; and that, as of the initiation of the Lease, there are in effect in the locality where the project is situated leases for 10 years at the initial rental rate stated in Paragraph 3(a)(A) hereof; and

            (d) That the parties shall execute and acknowledge a Memorandum of Lease, stating the existence of this Lease, the purchase option, and the description of the leased premises, and shall record the same in the office of the Recorder of Deeds for Black Hawk County, Iowa.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed in duplicate by their respective officers as of the day and year first above written.

LESSOR:                            LESSEE:



By:  /s/Ed Stachovic               By:  /s/Leonard J. Hare
     ----------------------------       -----------------------------
          Mayor                         Chief Executive Officer


Attest:                            Attest:


/s/Gary L. Hesse                   /s/James Rhoads
- ---------------------------------  ----------------------------------
City Clerk                         Secretary

                           APPROVAL BY EDA


The foregoing Industrial Lease and Option, and the terms and conditions thereof, is hereby approved by the United States Department of Commerce Economic Development Administration, as of this 19th day of April, 1995.


UNITED STATES DEPARTMENT OF
COMMERCE, ECONOMIC DEVELOPMENT
ADMINISTRATION


By:  /s/Charles Lee
     ----------------------------
     for Regional Director

                                                               4/5/95



                              AGREEMENT

            THIS AGREEMENT is made between the City of Cedar Falls, Iowa, ("City") and Clay Equipment Corporation, an Iowa corporation ("Clay"), in connection with a certain Industrial Lease and Option entered into between the City and Clay contemporaneously herewith.

            IN CONSIDERATION of Clay's execution and performance of the Industrial Lease and Option and to create an incentive therefore, the parties agree as follows:

            1. The City shall make a series of development incentive payments to Clay upon the conditions set forth in Paragraph 2 of this Agreement on June 1st of each year of the term of the Industrial Lease and Option Agreement referred to above. The amount of each such payment shall be equal to the amount actually assessed to and paid by Clay as property tax on machinery and equipment installed in the premises described in the Industrial Lease, but shall not exceed the amount of $40,000 in any fiscal year.

            2. No such payment shall be owing from the City to Clay in any year unless Clay shall then be in full compliance with each of the following conditions precedent to-wit:

               (a) Clay and the City shall have executed the Industrial Lease Agreement, entered into and remaining in continuous occupancy of the premises in the conduct of its business operations, and shall not be in substantial breach of the Industrial Lease
Agreement.

               (b) As of May 1st of each year, commencing with May 1, 19---, Clay shall provide the City satisfactory proof of having been lawfully assessed local property taxes for machinery and equipment installed in the premises and having paid such property taxes in full for the prior fiscal year.

            3. The terms of this Agreement shall extend through the additional five year term of the Industrial Lease in the event that the option to renew is exercised by the City under Paragraph 2(b) thereof including the obligation to pay Clay after the term expires for obligations accrued during the term.

            4. This Agreement shall be binding upon the successors and assigns of the parties.

            Executed this 17th day of April, 1995.

LESSOR:                            LESSEE:

CITY OF CEDAR FALLS                CLAY EQUIPMENT CORPORATION, an
                                   Iowa Corporation


By:  /s/Ed Stachovic               By:  /s/Leonard J. Hare
     ----------------------------       -----------------------------
               Mayor                     Chief Executive Officer

Attest:                            Attest:


/s/Gary L. Hesse                   /s/James Rhoads
- ---------------------------------  ----------------------------------
City Clerk                              Secretary



                                    -2-